Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP). Prior periods have been recast to conform to the current period presentation to remove cash flows and equity in net income from our investment in DIRECTV, which we sold to TPG Capital on July 2, 2025.

Free Cash Flow
Free cash flow is defined as cash from operations minus cash flows related to our DIRECTV equity investment (cash distributions minus cash taxes from DIRECTV), minus capital expenditures and cash paid for vendor financing (classified as financing activities). Free cash flow after dividends is defined as cash from operations minus cash flows related to our DIRECTV equity investment, capital expenditures, cash paid for vendor financing and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Net cash provided by operating activities	$11,320	$11,896	$40,284	$38,771
Less: Distributions from DIRECTV classified as operating activities	—	(1,072)	(1,926)	(2,027)
Less: Cash taxes paid on DIRECTV	—	254	251	656
Less: Capital expenditures	(6,781)	(6,843)	(20,842)	(20,263)
Less: Payment of vendor financing	(358)	(221)	(1,181)	(1,792)
Free Cash Flow	4,181	4,014	16,586	15,345

Less: Dividends paid	(2,012)	(2,037)	(8,180)	(8,208)
Free Cash Flow after Dividends	$2,169	$1,977	$8,406	$7,137
Free Cash Flow Dividend Payout Ratio	48.1%	50.7%	49.3%	53.5%

Cash Paid for Capital Investment
In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Capital Expenditures	$(6,781)	$(6,843)	$(20,842)	$(20,263)
Payment of vendor financing	(358)	(221)	(1,181)	(1,792)
Cash paid for Capital Investment	$(7,139)	$(7,064)	$(22,023)	$(22,055)

EBITDA
Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these either do not reflect the operating results of our subscriber base or are operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing cash generation potential with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be an additional relevant measure to EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA and Adjusted EBITDA
Dollars in millions
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Net Income	$4,156	$4,408	$23,386	$12,253
Additions:
Income Tax Expense	109	900	3,621	4,445
Interest Expense	1,791	1,661	6,804	6,759
Equity in Net (Income) Loss of Affiliates	10	(1,074)	(1,895)	(1,989)
Other (Income) Expense - Net	(278)	(569)	(7,754)	(2,419)
Depreciation and amortization	5,128	5,374	20,886	20,580
EBITDA	10,916	10,700	45,048	39,629
Transaction, legal and other costs	12	22	627	123
Benefit-related (gain) loss	(26)	55	(152)	(67)
Asset impairments and abandonments and restructuring	334	14	838	5,075
Adjusted EBITDA[1]	$11,236	$10,791	$46,361	$44,760
[1]See "Adjusting Items" section for additional discussion and reconciliation of adjusted items.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Communications Segment
Operating Income	$6,775	$6,189	$27,927	$27,095
Add: Depreciation and amortization	4,875	5,114	19,959	19,433
EBITDA	$11,650	$11,303	$47,886	$46,528

Total Operating Revenues	$32,121	$31,139	$120,896	$117,652
Operating Income Margin	21.1%	19.9%	23.1%	23.0%
EBITDA Margin	36.3%	36.3%	39.6%	39.5%

Mobility
Operating Income	$6,400	$6,124	$27,196	$26,314
Add: Depreciation and amortization	2,763	2,764	10,422	10,217
EBITDA	$9,163	$8,888	$37,618	$36,531

Total Operating Revenues	$24,354	$23,129	$89,482	$85,255
Service Revenues	16,954	16,563	67,384	65,373
Operating Income Margin	26.3%	26.5%	30.4%	30.9%
EBITDA Margin	37.6%	38.4%	42.0%	42.8%
EBITDA Service Margin	54.0%	53.7%	55.8%	55.9%

Business Wireline
Operating Income (Loss)	$(163)	$(211)	$(816)	$(88)
Add: Depreciation and amortization	1,280	1,408	5,834	5,555
EBITDA	$1,117	$1,197	$5,018	$5,467

Total Operating Revenues	$4,202	$4,545	$17,231	$18,819
Operating Income Margin	(3.9)%	(4.6)%	(4.7)%	(0.5)%
EBITDA Margin	26.6%	26.3%	29.1%	29.1%

Consumer Wireline
Operating Income	$538	$276	$1,547	$869
Add: Depreciation and amortization	832	942	3,703	3,661
EBITDA	$1,370	$1,218	$5,250	$4,530

Total Operating Revenues	$3,565	$3,465	$14,183	$13,578
Operating Income Margin	15.1%	8.0%	10.9%	6.4%
EBITDA Margin	38.4%	35.2%	37.0%	33.4%

Latin America Segment
Operating Income	$34	$21	$145	$40
Add: Depreciation and amortization	189	150	671	657
EBITDA	$223	$171	$816	$697

Total Operating Revenues	$1,259	$1,044	$4,379	$4,232
Operating Income Margin	2.7%	2.0%	3.3%	0.9%
EBITDA Margin	17.7%	16.4%	18.6%	16.5%

Adjusting Items
Adjusting items include revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions, including the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and that those assets contribute to revenue generation. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the adjusted effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Operating Expenses
Transaction, legal and other costs[1]	$12	$22	$627	$123
Benefit-related (gain) loss	(26)	55	(152)	(67)
Asset impairments and abandonments and restructuring	334	14	838	5,075
Adjustments to Operations and Support Expenses	320	91	1,313	5,131
Amortization of intangible assets	10	10	38	53
Adjustments to Operating Expenses	330	101	1,351	5,184
Other
Equity in net income of DIRECTV	—	(1,072)	(1,926)	(2,027)
Gain on sale of DIRECTV	(101)	—	(5,580)	—
Benefit-related (gain) loss, impairments of investments and other	(22)	10	(246)	156
Actuarial loss – net	519	56	519	56
Adjustments to Income Before Income Taxes	726	(905)	(5,882)	3,369
Tax impact of adjustments	193	(190)	(73)	(221)
Tax-related items	592	222	769	222
Adjustments to Net Income	$(59)	$(937)	$(6,578)	$3,368
Preferred stock redemption gain	—	—	(90)	—
Adjustments to Net Income Attributable to Common Stock	$(59)	$(937)	$(6,668)	$3,368
[1]Includes certain legal reserves and settlements that cover extended historical periods and/or are unpredictable in both magnitude and timing, and therefore are distinct and separate from normal, recurring legal matters. Such costs are presented net of expected insurance recoveries and are primarily associated with legacy legal matters and the expected resolution of certain litigation associated with cyberattacks disclosed in 2024. The year ended December 31, 2025 also includes approximately $440 of apportioned property and casualty settlements.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses, other income (expense) and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairments, benefit-related gains and losses, employee separation and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Operating Income	$5,788	$5,326	$24,162	$19,049
Adjustments to Operating Expenses	330	101	1,351	5,184
Adjusted Operating Income	$6,118	$5,427	$25,513	$24,233

EBITDA	$10,916	$10,700	$45,048	$39,629
Adjustments to Operations and Support Expenses	320	91	1,313	5,131
Adjusted EBITDA	$11,236	$10,791	$46,361	$44,760

Total Operating Revenues	$33,466	$32,298	$125,648	$122,336

Operating Income Margin	17.3%	16.5%	19.2%	15.6%
Adjusted Operating Income Margin	18.3%	16.8%	20.3%	19.8%
Adjusted EBITDA Margin	33.6%	33.4%	36.9%	36.6%

Adjusted Diluted EPS
	Fourth Quarter		Year Ended
	2025	2024	2025	2024
Diluted Earnings Per Share (EPS)	$0.53	$0.56	$3.04	$1.49
Gain on sale of DIRECTV	(0.01)	—	(0.80)	—
Equity in net income of DIRECTV	—	(0.12)	(0.21)	(0.22)
Actuarial loss – net[1]	0.06	0.01	0.06	0.01
Restructuring and impairments	0.04	—	0.09	0.72
Benefit-related, transaction, legal and other items	(0.02)	0.01	0.02	(0.02)
Tax-related items	(0.08)	(0.03)	(0.08)	(0.03)
Adjusted EPS	$0.52	$0.43	$2.12	$1.95
Year-over-year growth - Adjusted	20.9%		8.7%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,108	7,215	7,179	7,204
[1]Includes adjustments for actuarial gains or losses associated with our pension and postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded a total net actuarial loss of $0.5 billion in 2025. As a result, adjusted EPS reflects an expected return on plan assets of $2.1 billion (based on an average expected return on plan assets of 7.75% for our pension trust and 4.00% for our VEBA trusts), rather than the actual return on plan assets of $2.6 billion (actual pension return of 9.8% and VEBA return of 6.5%), included in the GAAP measure of income.

Net Debt to Adjusted EBITDA
Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and deposits at financial institutions that are greater than 90 days (e.g., certificates of deposit and time deposits), from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA - 2025
Dollars in millions
	Three Months Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Four Quarters
	2025 [1]	2025 [1]	2025 [1]	2025
Adjusted EBITDA	$11,533	$11,731	$11,861	$11,236	$46,361
End-of-period current debt					9,011
End-of-period long-term debt					127,089
Total End-of-Period Debt					136,100
Less: Cash and Cash Equivalents					18,234
Less: Time Deposits					500
Net Debt Balance					117,366
Annualized Net Debt to Adjusted EBITDA Ratio					2.53
1As reported in AT&T's Form 8-K filed October 22, 2025.

Net Debt to Adjusted EBITDA - 2024
Dollars in millions
	Three Months Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Four Quarters
	2024 [1]	2024 [1]	2024 [1]	2024 [1]
Adjusted EBITDA	$11,046	$11,337	$11,586	$10,791	$44,760
End-of-period current debt					5,089
End-of-period long-term debt					118,443
Total End-of-Period Debt					123,532
Less: Cash and Cash Equivalents					3,298
Less: Time Deposits					150
Net Debt Balance					120,084
Annualized Net Debt to Adjusted EBITDA Ratio					2.68
1As reported in AT&T's Form 8-K filed October 22, 2025.